Exhibit 10.4
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

MASTER SERVICES AGREEMENT
BETWEEN DATA FOUNDRY, INC. AND HOSTGATOR.COM LLC,
This Master Services Agreement (the “Agreement”) between Data Foundry, Inc. (“Data Foundry”) and the undersigned customer (the “Customer”) is made effective as of the date indicated below the Customer signature on the initial Description of Services Order submitted by Customer and accepted by Data Foundry(the “Effective Date”).

1.	Overview.
This Agreement states the terms and conditions by which Data Foundry will deliver and Customer will receive any or all of the Services provided by Data Foundry, including facilities, bandwidth, managed services, Professional Services and content delivery. The specific Services to be provided hereunder are identified in the Description of Services Order submitted by Customer and accepted by Data Foundry. Each Description of Services Order (with the attached exhibits) submitted, accepted and executed by both parties is hereby incorporated by reference into this Agreement. This Agreement is intended to cover any and all Services ordered by Customer and provided by Data Foundry. In the event that any terms set forth herein apply specifically to a Service not ordered by Customer, such terms shall not apply to Customer. Capitalized terms shall have the meanings assigned to them herein or as defined in Section 12.6.

2.	Delivery of Services; Terms; Fees.
2.1    Delivery of Services.
(a)    General. By submitting a Description of Services Order, Customer agrees to take and pay for, and, by accepting the Description of Services Order, Data Foundry agrees to provide, the Service(s) during the Initial Term and for any Renewal Term, as specified in paragraph 2.2(b) below.
(b)    Delivery of Supplemental Services. The purpose of this provision is to enable Data Foundry to provide Customer with certain limited services and equipment needed by Customer on a “one-off” or emergency basis where such services are not included within the scope of the Services as described in the Description of Services Order (the “Supplemental Services”). Supplemental Services may include, as an example, a request from Customer to Data Foundry via telephone that Data Foundry immediately replace a problem Customer server with a Data Foundry server for a temporary period of time. Data Foundry shall notify Customer of the fees for any Supplemental Services requested by Customer and, except as provided in the Customer Emergency Procedures (defined below), obtain Customer’s written approval prior to providing such Supplemental Services. Customer shall provide Data Foundry with effective emergency contact information, including procedures (the “Customer Emergency Procedures”) for Customer’s verbal authorization of Supplementary Services where such services are required on an emergency basis, or in the event of a true emergency, permission to act without the authority of Customer. Data Foundry shall bill Customer a reasonable fee for such Supplemental Services as determined by Data Foundry based on the services performed. Customer will be charged for the Supplemental Services performed in the invoice issued the month following delivery of the Supplemental Services. Notwithstanding the foregoing, nothing in this Section 2 shall obligate Data Foundry to determine the need for or provide the Supplemental Services. IN THE EVENT DATA FOUNDRY ELECTS TO PERFORM ANY SUPPLEMENTAL SERVICES SUCH SUPPLEMENTAL SERVICES ARE PROVIDED ON AN “AS-IS” BASIS AND EXCLUDE WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED.

2.2    Term.
(a)    Term Commencement. The Initial Term for each Service will commence on the Service Commencement Date.
(b)    Renewal Term(s). Following the Initial Term, the Customer and Data Foundry shall, by written confirmation, jointly agree to extend the duration of the Agreement by a period as mutually agreed to between the parties. This Agreement and each Description of Services Order is a non-cancelable contract that may be terminated only in accordance with its express terms.

3.	Fees and Payment Terms.
3.1    Fees and Expenses. Customer will pay all fees due according to the prices and terms listed in the Description of Services Order. The prices listed in the Description of Services Order will remain in effect during the Initial Term indicated in the Description of Services Order and will continue thereafter in accordance with Section 2.2. Notwithstanding the foregoing, Data Foundry may adjust the fees for any Service for a Renewal Term in accordance with the applicable Description of Services Order or upon providing Customer notice at least [**] days in advance of the expiration of the Initial Term or Renewal Term as the case may be.
3.2    Payment Terms. On or before the Service Commencement Date (as defined below) for each Service, Customer shall pay Data Foundry all non-recurring charges indicated in the Description of Services Order and the monthly recurring charges (“Monthly Recurring Charges”) for the first month of the Initial Term for each Service. Monthly Recurring Charges for all other months will be billed in advance of the provision of Services. Except for Professional Services and hardware sales, which will be invoiced immediately after such Professional Services are rendered or hardware is sold, additional charges and expenses incurred by Customer during a month, such as bandwidth overage fees, will be billed at the end of the month in which the Services were provided or the expenses were incurred. Except as otherwise set forth in a Description of Services Order, payment for all fees are due upon receipt of an invoice. All payments shall be made in U.S. Dollars.
3.3    Late Payments. Any payment not received within [**] days of an invoice date shall be subject to a late charge of [**]% per month or such other highest interest rate permitted by law. If Customer fails to pay Data Foundry all amounts due under this Agreement within [**] days of an invoice date, then Data Foundry, without waiving any and all rights it may have under Texas law, may elect to exercise any or all of the following remedies after notifying Customer, in writing, that its account is past due, and the failure by Customer to pay the outstanding balance within [**] days after receipt of such notice in accordance with Section 12.13: (i) Data Foundry may immediately suspend, in whole or in part, any or all of the Services without any further notice to Customer and without any liability to Customer; (ii) Data Foundry may require Customer to pay an increased security deposit as reasonably determined by Data Foundry; (iii) Data Foundry may require full payment of the remaining balance of the applicable term for the Services as set forth in the Description of Services before provisioning any further Services pursuant to this Agreement or a Description of Services or require other assurances, in its sole discretion, to secure Customer’s payment obligations hereunder; or (iv) terminate this Agreement pursuant to Section 10, upon [**] days written notice to Customer. Customer acknowledges and agrees that any suspension of Services by Data Foundry in accordance with this Section 3.3 shall not relieve Customer from paying any invoices sent to Customer in accordance with this Agreement.
3.4    Taxes. All fees charged by Data Foundry for Services are exclusive of all taxes and similar fees now in force or enacted in the future. If Data Foundry is required to pay any federal, state or local taxes (other than Data Foundry’s income tax) based on the Services provided under this Agreement, such taxes shall be invoiced and paid for by Customer unless and until Customer provides Data Foundry with a valid tax exemption certificate authorized by the appropriate taxing authority. Notwithstanding anything to the contrary, once Customer provides a valid tax exemption certificate or other appropriate documentation Data Foundry Data Foundry understands and agrees that taxes may be withheld from any payments due to Data Foundry under this Agreement, in which case the Customer shall withhold the estimated amount and notify Data Foundry of such withholding. Data Foundry understands and agrees that it is the responsibility of Data Foundry to pay all local, state, federal, and/or foreign taxes on income received under this Agreement. Data Foundry agrees to indemnify Customer against any liabilities, damages, losses, costs or expenses arising out of or in connection with the operation of this paragraph or the terms of this Agreement, including without limitation any additional taxes, interest, penalties and attorney’s fees.
3.5    Payment Method. Customer may pay for the Services via check, money order, or ACH. Notwithstanding the preceding sentence, Data Foundry expressly reserves the right, in its sole discretion, to require a specific method of payment in the event (i) Customer is delinquent in its payments due hereunder or (ii) issues a check to Data Foundry that is returned for insufficient funds. Data Foundry does not accept post-dated checks. Post-dated checks will be returned to Customer without altering the payment due date. Customer will be charged a $[**] fee for each returned or failed payment by check, including, but not limited to, failed payments due to insufficient funds, closed accounts, or billing disputes.
3.6    Termination Fee. Customer may terminate this Agreement or a particular Service at anytime without cause provided Customer gives at least sixty (60) days written notice to Data Foundry and makes payment of the Early Termination Fee (which shall be invoiced and paid in full on or before the date the Agreement or the Service, as applicable, actually terminates). For purposes of this Agreement, the “Early Termination Fee” shall equal the fees owed to Data Foundry for the remaining balance of the Initial Term or Renewal Term of the applicable Description of Services Order calculated from the date the Agreement or the Service actually terminates.

4.	Confidential Information, Intellectual Property Ownership; License Grants.
4.1    Confidential Information.
(a)    Nondisclosure of Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party’s business, plans, customers, technology and products, and other information held in confidence by the other party (“Confidential Information”). Confidential Information includes all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information also includes, without limitation, Data Foundry Technology, Customer Technology, and the terms and conditions of this Agreement. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement, nor disclose to any third party (except as required by law or to that party’s attorneys, accountants and other advisors as reasonably necessary), any of the other party’s Confidential Information and will take reasonable precautions to protect the confidentiality of such information, at least as stringent precaution as it uses to protect its own Confidential Information.
(b)    Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party, or (iv) is independently developed by the receiving party. The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.
4.2    Intellectual Property.
(a)    Ownership. Except for the rights expressly granted herein and the assignment expressly made in Section 4.4(a), this Agreement does not transfer from Data Foundry to Customer any Data Foundry Technology, and all right, title and interest in and to Data Foundry Technology will remain solely with Data Foundry. Except for the rights expressly granted herein, this Agreement does not transfer from Customer to Data Foundry any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. Data Foundry and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other party.

(b)    General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, Data Foundry will not be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer by Data Foundry.
4.3    License Grants.
(a)    By Data Foundry. Data Foundry hereby grants to the Customer a worldwide, nonexclusive, royalty-free license, during the term of this Agreement, to use the Data Foundry Technology solely for purposes of using the Service(s). Customer shall have no right to use the Data Foundry Technology for any purpose other than using the Service(s).
(b)    By Customer. Customer agrees that if, in the course of performing the Service(s), it is necessary for Data Foundry to access Customer Equipment and use Customer Technology, Data Foundry is hereby granted and shall have a worldwide, nonexclusive, royalty-free license during the term of this Agreement, to use the Customer Technology solely for the purposes of delivering the Service(s) to Customer. Data Foundry shall have no right to use the Customer Technology for any purpose other than providing the Service(s).
4.4    Professional Services; Assignments and License.
(a)    Assignment of Work. Effective at the time Data Foundry receives full and final payment for Professional Services, Data Foundry assigns to Customer all right, title and interest, including all intellectual property rights, in the Work, provided, however, that such assignment does not include the Data Foundry Technology.
(b)    License Grant. Commencing at the time Data Foundry receives full and final payment for the Work, Data Foundry grants to Customer a nonexclusive, non-transferable, royalty free, perpetual license to use the Data Foundry Technology incorporated into the Work solely in connection with the use of the Work as a whole. To the extent that Customer or its employees or contractors participate in the creation or development of Data Foundry Technology, Customer, on behalf of itself and its employees and contractors, hereby assigns to Data Foundry all right, title and interest, including all intellectual property rights in, the Data Foundry Technology.

5.	Data Foundry Representations and Warranties.
5.1    General. Data Foundry represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) the performance of its obligations and delivery of the Services to Customer (a) will not violate any applicable U.S. laws or regulations, including OSHA requirements, or (b) cause a breach of any agreements with any third parties. In the event of a breach of the warranties set forth in this Section 5.1, Customer’s sole remedy is termination pursuant to Section 10 of the Agreement.
5.2    Purchase of Data Foundry Equipment; Manufacturer Warranty. Customer acknowledges that any equipment purchased by Customer from Data Foundry during the term of this Agreement is being purchased on an “AS-IS WHERE-IS” basis, without warranty of any kind (express or implied). Customer further acknowledges and agrees that its use and possession of such equipment shall be subject to and controlled by the terms of any manufacturer’s or, if appropriate, supplier’s warranty (if any); and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Data Foundry has such rights, assigned to Customer.
5.3    No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 5 AND IN SECTION 11.6, THE SERVICES ARE PROVIDED ON AN “AS IS” BASIS, AND CUSTOMER’S USE OF THE SERVICES IS AT ITS OWN RISK. DATA FOUNDRY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING,

USAGE, OR TRADE PRACTICE. DATA FOUNDRY DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.
5.4    Disclaimer of Actions Caused by and/or Under the Control of Third Parties. DATA FOUNDRY DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM DATA FOUNDRY’S NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CUSTOMER’S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). DATA FOUNDRY CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY DATA FOUNDRY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO THIRD PARTY ACTIONS OR INACTIONS THAT IMPAIR OR DISRUPT CUSTOMER’S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF).

6.	Customer Obligations.
6.1    Warranties of Customer.
(a)    General. Customer represents and warrants that (i) it has the legal right and authority, and will continue to own or maintain the legal right and authority, during the term of this Agreement, to place and use any Customer Equipment as contemplated under this Agreement; (ii) the performance of its obligations and use of the Services (by Customer, its customers or users) will not violate any applicable laws, regulations or the Acceptable Use Policy or cause a breach of any agreements with any third parties or unreasonably interfere with other Data Foundry customers’ use of Data Foundry services, and (iii) all equipment, materials and other tangible items placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer specifications.
(b)    Breach of Warranties. In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Data Foundry will have the right, in its reasonable discretion, to suspend immediately any related Services if deemed reasonably necessary by Data Foundry to prevent any harm to Data Foundry, its business and its other customers. Such suspension may occur without prior notice, provided, however that Data Foundry shall immediately provide written notice to such Customer of the suspension and the reason(s) therefore, and provide Customer an opportunity to cure, if practicable, depending on the nature of the breach. If Data Foundry elects, in its sole discretion, to allow Customer to cure the breach as set forth in the notice, then once cured, Data Foundry will promptly restore the Service(s)(it being acknowledged by Customer, that during such cure period, Customer shall be required to make all payments for the Services when due in accordance with this Agreement). In the event Data Foundry determines that the breach cannot be cured, Data Foundry may elect to immediately terminate this Agreement in accordance with Section 10.1.
6.2    Compliance with Law and Acceptable Use Policy. Customer agrees that it will use the Service(s) only for lawful purposes and in accordance with this Agreement. Customer will comply at all times with all applicable laws and regulations and the Acceptable Use Policy located at http://www.datafoundry.com/aup. The Acceptable Use Policy is incorporated herein and made a part hereof by this reference. Customer agrees that it has received, read and understands the current version of the Acceptable Use Policy. The Acceptable Use Policy contains restrictions on Customer’s and Customer’s users’ online conduct (including prohibitions against unsolicited commercial email) and contains financial penalties for violations of such restrictions. Customer agrees to comply with such restrictions and, in the event of a failure to comply, Customer agrees to pay the financial penalties in accordance with the Acceptable Use Policy. Customer acknowledges that Data Foundry exercises no control whatsoever over the content of the information passing through Customer’s site(s) and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations and the Acceptable Use Policy.
6.3    Access and Security. Except with the advanced written consent of Data Foundry, Customer’s access to the Internet Data Centers will be limited solely to the Representatives upon prior approval of Data Foundry. Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Center(s), unless accompanied by an authorized Data Foundry representative.

6.4    Restrictions on Use of Services. Customer shall not, without the prior written consent of Data Foundry (which may be withheld in Data Foundry’s sole discretion), resell the Services to any third parties or connect Customer Equipment directly to anything other than the Data Foundry network, equipment and facilities.
6.5    Relocation of Customer Equipment. In the event that it becomes necessary to relocate the Customer Equipment to another Customer Area or Internet Data Center operated by Data Foundry, Customer will cooperate in good faith with Data Foundry to facilitate such relocation, provided that such relocation is based on reasonable business needs of Data Foundry (including the needs of other Data Foundry Customers), the expansion of the space requirements of Customer or otherwise. Data Foundry shall be solely responsible for any costs and expenses incurred by Data Foundry in connection with any such relocation and will use commercially reasonable efforts, in cooperation with Customer, to minimize and avoid any interruption to Services.
6.6    Data Foundry Supplied Equipment.
(a)    Delivery and Term. On or prior to the Service Commencement Date, Data Foundry may deliver to Customer, at the designated Customer Area, certain Data Foundry Supplied Equipment. Customer shall have the right to use the Data Foundry Supplied Equipment for the Initial Term set forth in the Description of Services Order and any Renewal Term thereof unless otherwise set forth to the contrary in a Description of Services Order. Customer shall not remove any Data Foundry Supplied Equipment from the Customer Area(s) without the prior written consent of Data Foundry.
(b)    Title. The Data Foundry Supplied Equipment shall always remain the personal property of Data Foundry. Customer shall have no right or interest in or to the Data Foundry Supplied Equipment except as provided in this Agreement and the applicable Description of Services Order and shall hold the Data Foundry Supplied Equipment subject and subordinate to the rights of Data Foundry. Customer will, at its own expense, keep the Data Foundry Supplied Equipment free and clear from any liens or encumbrances of any kind (except any caused by Data Foundry) and will indemnify and hold Data Foundry harmless from and against any loss or expense caused by Customer’s failure to do so. Customer shall give Data Foundry immediate written notice of any attachment or judicial process affecting the Data Foundry Supplied Equipment or Data Foundry’s ownership. Customer will not remove, alter or destroy any labels on the Data Foundry Supplied Equipment stating that it is the property of Data Foundry and shall allow the inspection of the Data Foundry Supplied Equipment by Data Foundry at any time.
(c)    Use, Maintenance and Repair. Customer will, at its own expense, keep the Data Foundry Supplied Equipment in good repair, appearance and condition, other than normal wear and tear, and, if not included in the Services, shall obtain, pay for and keep in effect, through the term of this Agreement, a hardware and software maintenance agreement with the manufacturer or other party acceptable to Data Foundry. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the Data Foundry Supplied Equipment and the property of Data Foundry. Customer shall use the Data Foundry Supplied Equipment in compliance with the manufacturers or supplier’s suggested guidelines.
(d)    Upgrades and Additions. Customer may affix or install any accessory, addition, upgrade, equipment or device on to the Data Foundry Supplied Equipment (other than electronic data) (“Additions”) provided that such Additions (i) can be removed without causing material damage to the Data Foundry Supplied Equipment, (ii) do not reduce the value of the Data Foundry Supplied Equipment and (iii) are obtained from or approved in writing by Data Foundry and are not subject to the interest of any third party other than Data Foundry. Any other Additions may not be installed without Data Foundry’s prior written consent. At the end of the Initial Term and any Renewal Terms, Customer shall remove any Additions which (i) were not provided by Data Foundry and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the Data Foundry Supplied Equipment, and restore the Data Foundry Supplied Equipment to its original configuration. Any Additions, which are not so removable, will become the sole and exclusive property of Data Foundry, free and clear of all encumbrances. Customer agrees to indemnify Data Foundry for any damage or impairment or loss of value to the Data Foundry Supplied Equipment as a result of the removal of any Additions.

7.	Insurance.

7.1    Data Foundry Minimum Levels. Data Foundry agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $[**] per occurrence for bodily injury and property damage and (ii) workers’ compensation insurance in an amount not less than that required by applicable law. Data Foundry agrees that it will ensure and be solely responsible for ensuring that its contractors and subcontractors maintain insurance coverage at levels not less than those required by applicable law and customary in Data Foundry’s and its agents’ industries.
7.2    Customer Minimum Levels. In order to provide Customer with physical access to facilities operated by Data Foundry and equipment owned by third parties, Data Foundry is required by its insurers to ensure that each Data Foundry customer maintains adequate insurance coverage. As such, Customer agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $[**] per occurrence for bodily injury and property damage and (ii) workers’ compensation insurance as required by law. Customer agrees that it will ensure and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law, this Agreement, and customary in Customer’s and its agents’ industries.
7.3    Certificates of Insurance; Naming Data Foundry as an Additional Insured. Prior to installation of any Customer Equipment in the Customer Area, Customer will (i) deliver to Data Foundry certificates of insurance which evidence the minimum levels of insurance set forth above; and (ii) cause its insurance provider(s) to name Data Foundry as an additional insured and notify Data Foundry in writing of the effective date thereof.

8.	Limitations of Liability.
8.1    General. DATA FOUNDRY’S LIABILITY TO CUSTOMER (INCLUDING WITHOUT LIMITATION DATA FOUNDRY’S LIABILITY UNDER SECTION 9.1 (INDEMNIFICATION)) ON ACCOUNT OF ANY ACTS OR OMISSIONS RELATED TO THIS AGREEMENT OR THE SERVICES BEING PROVIDED IN CONNECTION HEREWITH SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AGGREGATE AMOUNT NOT TO EXCEED THE AMOUNTS PAID BY CUSTOMER FOR THE SERVICES DURING THE 12 MONTH PERIOD PRECEDING THE INCIDENT GIVING RISE TO THE CLAIM FOR DAMAGES. IN ANY INSTANCE INVOLVING THE FAILURE OF DATA FOUNDRY SUPPLIED EQUIPMENT (THROUGH NO FAULT OF CUSTOMER), CUSTOMERS SOLE REMEDY SHALL BE, AT DATA FOUNDRY’S SOLE DISCRETION, REPAIR OR REPLACEMENT OF SUCH DATA FOUNDRY SUPPLIED EQUIPMENT BY DATA FOUNDRY. CUSTOMER’S LIABILITY TO DATA FOUNDRY (INCLUDING WITHOUT LIMITATION CUSTOMER’S LIABILITY UNDER SECTION 9.1 (INDEMNIFICATION)) ON ACCOUNT OF ANY ACTS OR OMISSIONS RELATED TO THIS AGREEMENT OR THE SERVICES BEING PROVIDED IN CONNECTION HEREWITH SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AGGREGATE AMOUNT NOT TO EXCEED THE AMOUNTS PAID BY CUSTOMER TO DATA FOUNDRY FOR THE SERVICES DURING THE 12 MONTH PERIOD PRECEDING THE INCIDENT GIVING RISE TO THE CLAIM FOR DAMAGES.
8.2    Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING AN INTERNET DATA CENTER DOES SO AT HIS OR HER OWN RISK. DATA FOUNDRY ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE GROSS NEGLIGENCE OR WILLFULL MISCONDUCT OF DATA FOUNDRY.
8.3    Damage to Customer Equipment. DATA FOUNDRY ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF DATA FOUNDRY. TO THE EXTENT DATA FOUNDRY IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT REPLACEMENT VALUE OF THE CUSTOMER EQUIPMENT, EXCLUDING LOST DATA, SOFTWARE AND FIRMWARE.
8.4    Consequential Damages Waiver. UNDER NO CIRCUMSTANCES SHALL DATA FOUNDRY BE LIABLE FOR INDIRECT, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST DATA, LOST PROFITS, COSTS OF PROCUREMENT OF

SUBSTITUTE GOODS OR SERVICES, LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES ARISING FROM OR RELATED TO THIS AGREEMENT AND IRRESPECTIVE OF WHETHER OR NOT DATA FOUNDRY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DATA FOUNDRY SHALL NOT BE LIABLE FOR DAMAGE THAT CUSTOMER MAY SUFFER ARISING OUT OF ANY ACTS OR OMISSIONS RELATED TO CUSTOMER’S SHIPMENT, DELIVERY, INSTALLATION OR DE-INSTALLATION OF CUSTOMER EQUIPMENT INTO OR OUT OF THE INTERNET DATA CENTER. DATA FOUNDRY SHALL NOT BE LIABLE FOR DAMAGE THAT CUSTOMER MAY SUFFER ARISING OUT OF THE USE, OR INABILITY TO USE, THE SERVICES UNLESS SUCH DAMAGE IS CAUSED BY AN INTENTIONAL ACT OF DATA FOUNDRY. DATA FOUNDRY SHALL NOT BE LIABLE FOR UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT, LOSS OR DESTRUCTION OF CUSTOMER’S NETWORK SYSTEMS, APPLICATIONS, DATA FILES, PROGRAMS, PROCEDURES OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES (e.g. VIRUSES), OR ANY OTHER METHOD. CUSTOMER ACKNOWLEDGES THAT ANY BANDWIDTH OVERAGE FEES RESULTING FROM SUCH UNAUTHORIZED ACCESS SHALL BE CUSTOMER’S RESPONSIBILITY.
8.5    Basis of the Bargain; Failure of Essential Purpose. The parties acknowledge that Data Foundry has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth in this Agreement, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

9.	Indemnification.
9.1    Indemnification. Each party will indemnify, defend and hold the other harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys fees) (collectively, “Losses”) resulting from any claim, suit, action, or proceeding (each, an “Action”) brought by any third party against the other or its affiliates arising out of or related to (i) the infringement or misappropriation of any intellectual property right relating to the delivery or use of the Service(s) (but excluding any infringement contributorily caused by the other party); (ii) personal injury caused by the gross negligence or willful misconduct of the other party; and (iii) any violation of or failure to comply with the Acceptable Use Policy. In addition, Customer will indemnify, defend and hold harmless Data Foundry, its affiliates and customers from and against any and all Losses resulting from or arising out of any Action brought against Data Foundry or its affiliates arising out of or related to any damage or destruction caused by Customer, its Representative(s) or designees to the Customer Area, the Internet Data Centers, Data Foundry Supplied Equipment or other equipment belonging to other customer’s of Data Foundry.
9.2    Notice. Each party’s indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Action; (ii) being able to, at its option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

10.	Termination.
10.1    Termination For Cause. This Agreement may be terminated by written notice of termination: (i) by either party if the other party materially breaches any of its obligations under this Agreement (other than for breaches set forth in the other subsections of this Section 10.1, which breaches shall be governed by such applicable subsections below) and the breach is not substantially cured within [**] days of receipt of notice of such breach (or, if an effort to cure is being diligently pursued, within such time as is reasonably necessary to complete the cure); (ii) by Data Foundry, if Customer uses the Services in violation of the terms of this Agreement and such violation is not cured within [**] days of receipt of notice of such violation; (iii) by Data Foundry, if Customer does not make timely payment of amounts due under this Agreement in accordance with Section 3.3; (iv) by either party if the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; (v) by either party if the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (vi) by Data

Foundry in accordance with Section 6.1; or (vii) by Data Foundry for Customer’s failure to provide Data Foundry the certificates of insurance in accordance with Section 7.3, if such certificates are not delivered to Data Foundry within [**] days after receiving prior written notice regarding same (each of these events set forth in (i)-(vii) to be considered an “Event of Default”). If this Agreement is terminated by Data Foundry due to an Event of Default by Customer, Customer shall pay Data Foundry the Early Termination Fee to compensate Data Foundry for its losses (and not as a penalty). In addition, Customer agrees to pay Data Foundry’s reasonable expenses (including attorney and collection agency fees) incurred in the enforcement of Data Foundry’s rights in the Event of Default by Customer. In the Event of Default by Data Foundry, Customer may terminate this Agreement without penalty. Customer will, however, remain liable for all charges incurred for Services provided prior to Customer’s termination of this Agreement pursuant to this Section 10.
10.2    Effect of Termination. Upon the effective date of termination of this Agreement (the “Termination Date”) either pursuant to Section 3.3 or Section 10:
(a)    Data Foundry will immediately cease providing the Service(s);
(b)    any and all payment obligations of Customer under this Agreement for Service(s) provided through the date of termination will immediately become due;
(c)    within [**] days of the Termination Date, each party will return all Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and
(d)    Customer shall (i) remove from the Internet Data Centers all Customer Equipment (excluding any Data Foundry Supplied Equipment) any other Customer property (except in the cases in which Customer Equipment is being held by Data Foundry pursuant to Section 10.4) or pay Data Foundry the Storage Fee (defined below) for temporary storage of Customer Equipment; (ii) deliver or make available all Data Foundry Supplied Equipment to an authorized representative of Data Foundry, and (iii) return the Customer Area to Data Foundry in the same condition as it was on the Service Commencement Date for the Customer Area, normal wear and tear expected.
10.3    Temporary Storage Fee. If Customer fails to remove all Customer Equipment and other Customer property from the Internet Data Centers on the Termination Date, Customer will pay Data Foundry an amount equal to [**]% of the Monthly Recurring Charge for the Customer Area as a storage fee (“Storage Fee”). The Storage Fee will be due and payable on the Termination Date and every [**] days thereafter that any Customer Equipment or other Customer property remains in the Internet Data Centers. If Customer does not remove the Customer Equipment and all other Customer property within [**] days of the Termination Date, Data Foundry will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) allow Data Foundry to deem such equipment as abandoned by Customer and thus permit Data Foundry to liquidate the property in any reasonable manner or otherwise keep or dispose of such property in its sole discretion. Notwithstanding the foregoing, Customer shall not be permitted to remove the Customer Equipment if such Equipment is being held by Data Foundry pursuant to Section 10.4.
10.4    Customer Equipment as Security. In order to secure all payment obligations of Customer under this Agreement, Customer agrees that, Data Foundry may (i) restrict Customer’s ability to leave the Customer Area with Customer Equipment; and/or (ii) take possession of any Customer Equipment and store it, at Customer’s expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages.
10.5    Survival. The following provisions shall survive any expiration or termination of the Agreement: Sections 3, 4.1, 4.2, 4.4, 5, 6, 8, 9, 10 and 12 (excluding 12.2).

11.	Service Level Agreement.
11.1    General. Subject to the limitations set forth in this Section 11, Data Foundry agrees to: (i) operate the Internet Data Center 24 hours per day, seven days per week and 365 days per year, with electrical power availability

[**]% of the time (the “Power Guarantee”); (ii) provide Internet Availability to Customer Equipment [**]% of the time (the “Availability Guarantee”); and (iii) provide Internet connectivity with delays of not more than a [**] milliseconds average roundtrip on the Data Foundry Network (it being acknowledged that an average roundtrip delay is calculated over a 24-hour period beginning at 12:01 a.m. each day)(the “Latency Guarantee” and together with the Power Guarantee and Availability Guarantee shall be collectively referred to herein as the “Guarantees”).
11.2    Requirements. In order to receive the Guarantees, (i) Customer Equipment must be connected to at least a primary and redundant ethernet connection provided by Data Foundry; (ii) Customer Equipment must be connected to at least a primary and redundant power source provided by Data Foundry; and (iii) Customer must deploy and maintain a Data Foundry approved network configuration during the Term.
11.3    Remedy. Except as set forth in Sections 11.4 and 11.5
(a)    In the event of a failure of both the primary and redundant power sources which results in Data Foundry failing to provide the Power Guarantee, Data Foundry shall issue a credit to Customer equal to [**] of the Customer’s Monthly Recurring Charge for each hour, or portion of an hour for which the Power Guarantee has not been achieved. Such credit shall only apply to the Monthly Recurring Charge of the impacted Services affected by Data Foundry’s failure to meet the Power Guarantee.
(b)    In the event of a failure of both the primary and redundant power sources which results in Data Foundry failing to provide the Availability Guarantee, Data Foundry shall issue a credit to Customer equal to [**] of the Customer’s Monthly Recurring Charge for each hour, or portion of an hour in which there is no Internet Availability. Such credit shall only apply to the Monthly Recurring Charge of the impacted Services affected by Data Foundry’s failure to meet the Availability Guarantee.
(c)    In the event Data Foundry fails to meet the Latency Guarantee, Data Foundry shall issue a credit equal to Customer equal to [**] of the Customer’s Monthly Recurring Charge for each 24-hour day in which the Latency Guarantee is not achieved. Such credit shall only apply to the Monthly Recurring Charge of the impacted Services affected by Data Foundry’s failure to meet the Latency Guarantee
11.4    Limitations. In order to receive the credits set forth in Section 11.3, Customer must notify Data Foundry within [**] days from the date on which Customer becomes eligible to receive the applicable credit (the “Credit Notification”). The Guarantees shall not apply to delays, losses, outages, errors or other performance problems that Customer may experience: (i) that are caused by or result from any acts or omissions of Customer including, without limitation, Customer’s failure to comply with Section 11.2; (ii) that are caused by or result from any defects with the Customer Equipment or Customer Technology; (iii) during an Event of Force Majeure; (iv) during emergency maintenance for which Data Foundry has provided Customer at least [**] hours of prior notice of and is required to perform emergency corrective actions, or (v) during Scheduled Maintenance.
11.5    Maximum Credits; Invoicing. Customer may receive up to but no more than credits (in the aggregate) equal to the Monthly Recurring Charge for purposes of the Guarantees in any given month as set forth in this Section 11. Any eligible credit to be applied to Customer’s account as set forth in this Section 11, shall appear on the invoice immediately following Data Foundry’s receipt of the Credit Notification. Notwithstanding the foregoing, if the Credit Notification is received after such invoice has been prepared and sent to the Customer, the applicable credit will be reflected on the following month’s invoice.
11.6    Warranty. Subject to the terms of this Section 11, Data Foundry warrants that it shall conform to the Guarantees set forth herein. Data Foundry shall use commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Services and restore such Services to comply with the terms hereof. THE CREDITS AS SET FORTH IN SECTION 11 SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF CUSTOMER IN THE EVENT OF ANY FAILURE TO PERFORM THE GUARANTEES SET FORTH IN THIS SECTION 11.

12.	Miscellaneous Provisions.

12.1    Force Majeure. Except for Customer’s obligation to make payments due and owing prior to an event of force majeure, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, cable cut, vandalism, governmental act or failure of the Internet (not resulting from the actions or inactions of Data Foundry) (each an “Event of Force Majeure”), provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. If Data Foundry is unable to provide Service(s) for a period of thirty (30) consecutive days as a result of a continuing force majeure event, Customer may terminate this Agreement or cancel the Service(s) being provided hereunder without any consequences or penalties.
12.2    No Lease; Agreement Subordinate to Master Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Area and use the Internet Data Centers and any equipment provided by Data Foundry in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Area or Internet Data Centers; (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances; (iv) this Agreement, to the extent it involves the use of space leased by Data Foundry, shall be subordinate to any lease between Data Foundry and its landlord(s); and (v) the expiration or termination of any such lease between Data Foundry and its landlord shall terminate this Agreement to the extent such expiration or termination prevents Services from being provided hereunder, but subject to Customer retaining any rights or claims it may have against Data Foundry arising from the expiration or termination of such lease. Customer hereby waives and releases any claims or rights to make a claim that it may have against the landlord(s) under any lease by Data Foundry with respect to any equipment or property of Customers located in the premises demised to Data Foundry by such landlord(s).
12.3    Power.
(a)    Usage: Included in the Services are primary power feeds which are used to power the Customer Equipment (the “Primary Feed or Primary Feeds”). Customer hereby agrees that at no time will it allow the VA Usage of a single Primary Feed to exceed [**] percent ([**]%) of such Primary Feed’s VA Capacity. Customer further agrees that at no time will it allow the total VA Usage of the Primary Feeds to exceed the Maximum VA Usage. Customer acknowledges that the Maximum VA Usage is based on Power Density as set forth in Section 12.3(b).
(b)    Power Density: Data Foundry limits the total VA Capacity made available to Customer based on the amount of space necessary for Customer Equipment, which space and power limits are set forth on Exhibit A. If Customer desires to increase its Maximum VA Usage, Data Foundry will require Customer to contract for additional space via a new or amended Description of Services Order; it being acknowledged that such space shall be sufficient to handle the increased Maximum VA Usage requested by Customer.
(c)    Optional Redundant Power: If Customer contracts for optional redundant power feeds (the “Redundant Feeds”), Customer understands that the Redundant Feeds do not increase the Maximum VA Usage available to Customer, rather the Redundant Feeds provide a second circuit path to power the Customer Equipment in the event of a failure of any of the Primary Feeds. The sum of the VA Usage of the Primary Feeds plus the VA Usage of the Redundant Feeds cannot exceed the Maximum VA Usage of the Primary Feeds.
(d)    Changes in Power Cost: Customer acknowledges that Data Foundry receives its power feed from a third party power utility company, with rates that are subject to change without notice. Data Foundry reserves the right to pass on any such increases in power cost to the Customer, which, if incurred, shall be set forth in a written notice to Customer, prior to or in connection with an invoice for the Services.
(e)    Exceeding Maximum VA Usage: If it is determined by Data Foundry that the total VA Usage of the Primary Feeds is in excess of the Maximum VA Usage, Data Foundry will provide Customer written notice that it has exceeded its Maximum VA Usage (the “Capacity Notice”). Within [**] days of receipt of the Capacity Notice, Customer must reduce its VA Usage below the Maximum VA Usage (the “Cure Period”). If Customer fails to reduce its VA Usage below the Maximum VA Usage during the Cure Period, Data Foundry shall invoice Customer the rates for the customer space and power as provided for in Exhibit B; such costs to be set forth in the Capacity Notice. Customer acknowledges and agrees that no Cure Period will be available to Customer after its first failure to comply with its Maximum VA Usage. Notwithstanding the foregoing, if it is determined by Data Foundry that the VA Usage of a single Primary Feed is in excess of [**]% of such Primary Feed’s VA Capacity, Data Foundry will provide Customer written notice that it must reduce such usage below [**]% within [**] hours of receipt of such notice. If Customer does not reduce its usage within such [**] hour period, Data Foundry may suspend such service without any further notice to Customer and without waiving any of Customer’s liability to pay for such service.
12.4    Marketing. Customer agrees that during the term of this Agreement Data Foundry may publicly refer to Customer, orally and in writing, as a Customer of Data Foundry. All references to Customer by Data Foundry requires the written consent of Customer.
12.5    Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.
12.6    Definitions.
(a)    “Customer Area” means that portion(s) of the Internet Data Center(s) made available to Customer for the placement of Customer Equipment and/or Data Foundry Supplied Equipment and use of the Service(s).
(b)    “Customer Equipment” means the Customer’s computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area. The Customer Equipment shall be identified on Data Foundry’s standard Customer equipment list completed and delivered by Customer to Data Foundry, as amended in writing from time to time by Customer. Customer acknowledges and agrees that is shall be solely responsible for unloading, loading, installing or de-installing the Customer Equipment into or out of the Internet Data Center.
(c)    “Customer Registration Form” means the list that contains the names and contact information (e.g. pager, email, telephone and fax numbers) of Customer and the individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to Data Foundry and amended in writing from time to time by Customer.
(d)    “Customer Technology” means Customer’s proprietary technology, including Customer’s Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this Agreement by Customer.
(e)    “Data Foundry Network” mean all circuits, hardware and data traffic on Autonomous System 3900, numbered by the American Registry for Internet Numbers.
(f)    “Data Foundry Supplied Equipment” means the computer hardware, software and other tangible equipment and intangible computer code contained therein to be provided by Data Foundry for use by Customer as set forth on the Description of Services Order.
(g)    “Data Foundry Technology” means Data Foundry’s proprietary technology, including Data Foundry Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Data Foundry or licensed to Data Foundry from a third party) and also including any derivatives, improvements, enhancements or extensions of Data Foundry Technology conceived, reduced to practice, or developed during the term of this Agreement by either party that are not uniquely applicable to Customer or that have general applicability in the art.
(h)    “Initial Term” means the minimum term for which Data Foundry will provide the Service(s) to Customer, as indicated on the Description of Services Order. Except as otherwise expressly provided in this Agreement, Data Foundry is obligated to provide and Customer is obligated to pay for each Service through its Initial Term and any Renewal Term.
(i)    “Internet Availability” means the ability to successfully transmit data packets.
(j)    “Internet Data Center(s)” means any of the facilities used by Data Foundry to provide the Service(s).
(k)    “Maximum VA Usage” is the maximum allowed VA Usage for the Primary Feeds.
(l)    “Professional Services” means any non-standard professional or consulting service provided by Data Foundry to Customer as more fully described in an Description of Services Order.
(m)    “Renewal Term” means any service term following the Initial Term.
(n)    “Representatives” means the individuals identified in writing on the Customer Registration Form and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.
(o)    “Scheduled Maintenance” means the planned and published time periods that the Data Foundry Network undergoes maintenance (it being acknowledged that Data Foundry’s routine maintenance occurs daily between 12:00 a.m. and 6:00 a.m. Central Time.
(p)    “Service(s)” means the specific service(s) provided by Data Foundry as described on the Description of Services Order.
(q)    “Service Commencement Date” means the date Data Foundry will begin providing the Service(s) to Customer. Unless otherwise agreed to by Data Foundry, in, writing, the Service Commencement Date shall be no later than [**] days from the date this Agreement or Description of Services Order, as applicable, is executed by Customer and Data Foundry, unless otherwise agreed to by Data Foundry in writing.
(r)    “VA Capacity means the volt-amps capacity of a given Primary Feed. The VA Capacity of an individual Primary Feed is the voltage of the Primary Feed multiplied by its breaker size in amps. For example, a 120 volt circuit breakered at 20 amps has a VA Capacity of 120 * 20 = 2400 volt-amps. The total VA Capacity of the Primary Feeds is set forth on Exhibit A.
(s)    “VA Usage” means the actual usage of a power feed as expressed in volt-amps. Such usage is determined by a measurement taken by Data Foundry from time to time, and is the voltage of the circuit multiplied by the current draw on the circuit at the time of the measurement. For example, if a 120 volt circuit is measured to be using 5.3 amps, the VA Usage of the circuit is 120 * 5.3 = 636 volt-amps.
(t)    “Work” means any tangible deliverable provided by Data Foundry to Customer as described in the Description of Services Order for any Professional Service.
(u)    “Description of Services Order” means a Description of Services order submitted by Customer, accepted by Data Foundry and executed by both parties on or after the date of this Agreement.
12.7    Non-Solicitation. During the terms of this Agreement and continuing through the [**] of the termination or expiration of this Agreement, each party agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party.

12.8    Credit Approval. The provision of Services is contingent upon Data Foundry’s credit approval of Customer. Upon Data Foundry’s request, Customer shall provide Data Foundry a credit application to allow Data Foundry to obtain a credit report on Customer and shall submit to Data Foundry such other financials reasonably requested by Data Foundry to ascertain Customer’s financial and business circumstances.
12.9    No Third Party Beneficiaries. Data Foundry and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the Customers.
12.10    Governing Law; Venue. This Agreement has been negotiated, executed and delivered at, and shall be deemed to have been made in Texas. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without reference to choice of law or conflict of laws principles that direct the application of the laws of a different state and the application of that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Notwithstanding the foregoing, the parties agree that any litigation regarding this Agreement shall take place in the courts located in Travis County, Texas, and all parties consent to personal jurisdiction in the federal and state courts located in Travis County, Texas for the resolution of any such issues or disputes.
12.11    Severability; Waiver. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.
12.12    Assignment. Customer may assign this Agreement in whole (but not in part) as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets as long as the assignee has sufficient financial resources to perform the Agreement. Customer will provide a copy of the assigning documents to Data Foundry within [**] days of such assignment and evidence of the assignee’s financial ability to perform the agreement. Customer will remain liable for any failure of the Customer assignee to comply with the terms of the Agreement. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Data Foundry, and any attempted assignment or delegation without such consent will be void. Data Foundry may assign this Agreement in whole or part. Data Foundry also may delegate the performance of certain Services to third parties, including Data Foundry’s wholly owned subsidiaries, provided Data Foundry controls the delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services. This Agreement will bind and inure to the benefit of each party’s successors and permitted assigns.
12.13    Notice. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been received on the earlier of the date of actual receipt or the third business day after being sent by United States first class mail, properly addressed and postage prepaid. Customer’s address for notice and billing is stated in the Description of Services Order. Data Foundry’s address for notice is 1044 Liberty Park Drive, Austin, Texas 78746-6943 Attn: Legal.
12.14    Billing, Technical, and Contact Information. Customer is solely responsible for ensuring Data Foundry maintains complete, accurate and up-to-date Customer billing, technical support, and general contact information, including phone number, e-mail address, and postal mailing address. Customer’s failure to notify Data Foundry of Customer’s updated billing, technical support and contact information shall not excuse any of Customer’s obligations hereunder, and unless otherwise notified by Customer, in writing, of Customer’s new contact information, Data Foundry shall be permitted to rely on such contact information submitted to Data Foundry in connection with the execution of this Agreement or in connection with a Description of Services Order (including, without limitation, for purposes of exercising any of the remedies set forth in Section 3.3 above).
12.15    Relationship of Parties. Data Foundry and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Data Foundry and Customer. Neither Data Foundry nor Customer will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent, except as otherwise expressly provided herein.
12.16    Entire Agreement; Counterparts. This Agreement, each Description of Services Order and all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by Data Foundry without need of further notice of objection, and shall be of no effect or in any way binding upon Data Foundry. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Data Foundry and Customer in accordance with this Section 12.16. For purposes of this Agreement, the term “written” means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.
12.17    Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, a Description of Services Order and its exhibits, and any other document made a part hereof, the documents shall control in the following order: the applicable Description of Services Order, this Agreement and other documents related to this Agreement.
Authorized representatives of Customer and Data Foundry have read the following and all documents incorporated therein and agree and accept such terms effective as of the date first above written.
This Agreement incorporates the following documents:

•	Description of Services Order

•	Exhibit A

•	Exhibit B

DATA FOUNDRY, INC., a Texas corporation	HOSTGATOR.COM LLC a _____
Signature:/s/ Shane Menking	Signature:/s/ John Mone
Print Name: Shane Menking	Print Name: John Mone
Title: President	Title: Chief Information Officer
Date: 10/24/2014	Date: 10/23/2014

Austin	Tel:	(512) 684-9000	Fax:	(512) 684-9001
Dallas	Tel:	(214) 953-1005	Fax:	(512) 684-9001
Houston	Tel:	(713) 328-8000	Fax:	(713) 328-8001
San Antonio	Tel:	(210) 582-4000	Fax:	(210) 582-4001
Description of Services

Customer Name:	Hostgator.com LLC	Order No:	#25445
Account Executive:	[**]	Terms of Service:	first-setup
Contract Term:	24 months	Total To Initiate:	$ [**]

Non-Recurring Charges

Service Code	Description	Unit Setup	Unit Price	Qty	Total
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	~~[**]~~	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Sub-total $[**] Tax $[**] Total $[**]

Monthly-Recurring Charges

Service Code	Description	Unit Price	Qty	Total
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

Non-Recurring	Services	Subtotal:	$ [**]	Monthly-Recurring	Services	Subtotal:	$ [**]
Non-Recurring	Services	Tax:	$ [**]	Monthly-Recurring	Services	Tax:	$ [**]
Non-Recurring	Total:		$ [**]	Monthly-Recurring	Total:		$ [**]

Initial Here

Data Foundry, Inc.    http://www.datafoundry.com/

10/13/2014 (#25445CE1413238873) - Page 1 of 2

Austin	Tel:	(512) 684-9000	Fax:	(512) 684-9001
Dallas	Tel:	(214) 953-1005	Fax:	(512) 684-9001
Houston	Tel:	(713) 328-8000	Fax:	(713) 328-8001
San Antonio	Tel:	(210) 582-4000	Fax:	(210) 582-4001
Description of Services

Monthly-Recurring Charges (cont.)

Customer Name:	Hostgator.com	LLC	Order No:	#25445
Account Executive:	[**]		Terms of Service:	first-setup
Contract Term:	24 months		Total To Initiate:	$ [**]

Service Code	Description	Unit Price	Qty	Total
Sub-total $ [**] Tax $ [**] Total $ [**]

Provider: Data Foundry, Inc.	Customer: Hostgator.com LLC
Signature:/s/ Shane Menking	Signature: /s/ John Mone
Name: Shane Menking	Name: John Mone
Title: President	Title: Chief Information Officer
Date: 10/24/2014	Date: 10/23/2014

Data Foundry, Inc.    http://www.datafoundry.com/
10/13/2014 (#25445CE1413238873) - Page 2 of 2

EXHIBIT A
Power Density

Customer Space Specifications	VA Capacity	Maximum VA Usage
[**]	[**]	[**]

EXHIBIT B
Table
Excess VA Usage Charges

VA Usage Range			Monthly Charge
[**]	to	[**]	Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
Greater than [**]			Services Suspended
Contracted Cost = the Monthly Recurring Charge as provided for in the applicable Description of Services Order(s) for all contracted power feeds and customer co-location space.

Data Foundry, Inc. 1044 Liberty Park Drive Austin, Texas 78746 Tel: (512) 477-4343 Fax:(512) 77-9026 http://www.datafoundry.com

Contract Addendum
Capitalized terms used herein but otherwise not defined herein shall have the meaning given to such terms in that certain Master Services Agreement (the “Agreement”), by and between the Parties:
1.    Section 2.2 (b) of the Agreement is hereby replaced and superseded by the following:
Renewal Term(s). Following the Initial Term, unless otherwise stated in a particular Description of Services Order, the Service shall automatically renew for successive renewal terms of one (1) year, unless either party gives written notice of termination to the other at least ninety (90) days before the end of the then current term. This Agreement and each Description of Services Order is a non-cancelable contract that may be terminated only in accordance with its express terms.

Data Foundry, Inc.	Customer: Hostgator.com LLC
Signature:/s/ Shane Menking	Signature: /s/ John Mone
Name: Shane Menking	Name: John Mone
Title: President	Title: Chief Information Officer
Date: 10/24/2014	Date: 10/23/2014

AMENDMENT TO MASTER SERVICES AGREEMENT
This Amendment to the Master Services Agreement (the “Amendment”) is made by and between Hostgator.com LLC, (“Customer”) and Data Foundry, Inc. (“Data Foundry” and together with Customer are sometimes collectively referred to herein as the “Parties”, or individually as a “Party”), and is entered into and is effective as of the date indicated below the Customer signature on this Amendment and accepted by Data Foundry (the “Effective Date”). Capitalized terms used herein but otherwise not defined herein shall have the meaning given to such terms in that certain Master Services Agreement dated October 23, 2014, by and between the Parties (the “Agreement”)
RECITALS:
In connection with the attached Description of Services Order to be executed concurrent with this Amendment, and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties desire to amend the Agreement as follows:
AGREEMENT
1.    Exhibit A. Exhibit A as set forth in Section 12.3 of the Agreement is hereby superseded and replaced in its entirety with a new Exhibit A, which is attached hereto and incorporated herein for all purposes.
2.    Exhibit B. Exhibit B as set forth in Section 12.3 of the Agreement is hereby superseded and replaced in its entirety with a new Exhibit B, which is attached hereto and incorporated herein for all purposes.
3.    Section 12.7. Section 12.7 of the Agreement is hereby superseded and replaced in its entirety with a new Section 12.7 which shall read as follows:
12.7    Non-Solicitation. During the terms of this Agreement and continuing through the [**] of the termination or expiration of this Agreement, each party agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party or their affiliates. Data Foundry’s affiliates include, but are not limited to, Golden Frog, Giganews, and Powerhouse Management.
4.    Except as herein modified and amended, all the terms and conditions of the Agreement shall remain in full force and effect, and the execution of this Amendment shall in no event be deemed to constitute a waiver of any right or claim of any of the Parties hereto under, or by virtue of, the Amendment.
5.    The Amendment may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. A telecopied facsimile or an electronically scanned copy of an executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each Party to the terms hereof. However, each Party agrees to return to the other Party an original, duly executed counterpart of this Amendment promptly after delivery of a telecopied facsimile or electronically scanned copy thereof.
IN WITNESS WHEREOF, the Parties have entered into this Amendment and made it binding upon them as of the Effective Date.

DATA FOUNDRY, INC.	HOSTGATOR.COM LLC
Signature: /s/ Shane Menking	Signature: /s/ Dmitry Dovidenko
Print Name: Shane Menking	Print Name: Dmitry Dovidenko
Title: President	Title: Senior Director
Date: 8/16/2015	Date: 8/21/2015

12.3A
EXHIBIT A
Power Density

Customer Space Specifications	VA Capacity	Maximum VA Usage
[**]	[**]	[**]

12.3A
EXHIBIT B
Table
Excess VA Usage Charges

VA Usage Range			Monthly Charge
[**]	to	[**]	Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
Greater than [**]			Services Suspended
Contracted Cost = the Monthly Recurring Charge as provided
for in the applicable Description of Services Order(s) for all contracted power feeds and customer co-location space.

2nd AMENDMENT TO MASTER SERVICES AGREEMENT
This 2nd Amendment to the Master Services Agreement (the “2nd Amendment”) is made by and between Hostgator.com, LLC, (“Customer”) and Data Foundry, Inc. (“Data Foundry”) and together with Customer are sometimes collectively referred to herein as the “Parties”, or individually as a “Party”), and is entered into and is effective as of the date indicated below the Customer signature on this 2nd Amendment and accepted by Data Foundry (the “Effective Date”). Capitalized terms used herein but otherwise not defined herein shall have the meaning given to such terms in that certain Master Services Agreement dated October 23, 2014, by and between the Parties (the “Agreement”)
RECITALS:
In connection with the attached Description of Services Order to be executed concurrent with this 2nd Amendment, and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties desire to amend the Agreement as follows:
AGREEMENT
1.    This 2nd Amendment hereby supersedes and replaces Exhibit A and Exhibit B of the Agreement as provided by the Amendment to the Agreement dated August 21, 2015 between the Parties.
2.    Except as herein modified and amended, all the terms and conditions of the Agreement shall remain in full force and effect, and the execution of this 2nd Amendment shall in no event be deemed to constitute a waiver of any right or claim of any of the Parties hereto under, or by virtue of, the 2nd Amendment.
3.    The 2nd Amendment may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. A telecopied facsimile or an electronically scanned copy of an executed counterpart of this 2nd Amendment shall be sufficient to evidence the binding agreement of each Party to the terms hereof. However, each Party agrees to return to the other Party an original, duly executed counterpart of this 2nd Amendment promptly after delivery of a telecopied facsimile or electronically scanned copy thereof.
IN WITNESS WHEREOF, the Parties have entered into this 2nd Amendment and made it binding upon them as of the Effective Date.

DATA FOUNDRY, INC.	HOSTGATOR.COM LLC
Signature:/s/ Shane Menking	Signature:/s/ Kurt Littlefield
Print Name: Shane Menking	Print Name: Kurt Littlefield
Title: Chief Financial Officer	Title: SVP Customer Operations
Date: 7/23/2016	Date: 7/22/2016

12.2A
EXHIBIT A
Power Density

Customer Space Specifications	VA Capacity	Maximum VA Usage
[**]	[**]	[**]

12.2A
EXHIBIT B
Table
Excess VA Usage Charges

VA Usage Range			Monthly Charge
[**]	to	[**]	Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
[**]	to	[**]	[**]% of Contracted Cost
Greater than [**]			Services Suspended
Contracted Cost = the Monthly Recurring Charge as provided for in the applicable Description of Services Order(s) for all contracted power feeds and customer co-location space.

POWER AMENDMENT TO MASTER SERVICES
AGREEMENT
This Power Amendment to the Master Services Agreement (the “Amendment”) is made and entered into and is effective as of the date indicated below the Customer signature on this Amendment and accepted by Data Foundry (the “Effective Date”) by and between Hostgator.com LLC (“Customer”) and Data Foundry, Inc. (“Data Foundry” and together with Customer are sometimes collectively referred to herein as the “Parties”, or individually as a “Party”). Capitalized terms used herein but otherwise not defined herein shall have the meaning given to such terms in that certain Master Services Agreement dated October 23, 2014 by and between the Parties, as amended (the “Agreement”)
RECITALS:
In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties desire to amend the Agreement as follows:
AGREEMENT

1.	This Amendment hereby supersedes and replaces in its entirety or adds the Power Section of the Agreement by and between the Parties:
Power.
1.1    Usage: Included in the Services are primary power feeds which are used to power the Customer Equipment (the “Primary Feed or Primary Feeds”). Customer hereby agrees that at no time will it allow the KVA Usage of a single Primary Feed to exceed [**] percent ([**]%) of such Primary Feed’s KVA Capacity. Customer further agrees that at no time will it allow the total KVA Usage of the Primary Feeds to exceed the Maximum KVA Usage. Customer acknowledges that the Maximum KVA Usage is based on Power Density as set forth in the power confirmation and approval forms (the “Power Confirmation Forms”).
1.2    Power Density: Data Foundry limits the total KVA Capacity made available to Customer based on the amount of space necessary for Customer Equipment, which space and power limits are set forth on the Power Confirmation Forms. If Customer desires to increase its Maximum KVA Usage, Data Foundry will require Customer to contract for additional space via a new or amended Description of Services Order to be signed by the parties; it being acknowledged that such space shall be sufficient to handle the increased Maximum KVA Usage requested by Customer.
1.3    Optional Redundant Power: If Customer contracts for optional redundant power feeds (the “Redundant Feeds”), Customer understands that the Redundant Feeds do not increase the Maximum KVA Usage available to Customer, rather the Redundant Feeds provide a second circuit path to power the Customer Equipment in the event of a failure of any of the Primary Feeds. The sum of the KVA Usage of the Primary Feeds plus the KVA Usage of the Redundant Feeds cannot exceed the Maximum KVA Usage of the Primary Feeds.
1.4    Changes in Power Cost: Customer acknowledges that Data Foundry receives its power feed from a third party power utility company, with rates that are subject to change without notice. Data Foundry reserves the right to pass on any such increases in power cost to the Customer, which, if incurred, shall be set forth in a written notice to Customer, prior to or in connection with an invoice for the Services.
1.5    Exceeding Maximum KVA Usage: If it is determined by Data Foundry that the average KVA Usage during any one (1) month period of the Primary Feeds is in excess of the Maximum KVA Usage, Data Foundry will provide Customer written notice that it has exceeded its Maximum KVA Usage (the “Capacity Notice”). Within [**] days of receipt of the Capacity Notice, Customer must upgrade its Maximum KVA Usage or reduce its KVA Usage below the Maximum KVA Usage (the “Cure Period”). If Customer fails to upgrade its Maximum KVA Usage or reduce its KVA Usage so that its average is below the Maximum KVA Usage during the Cure Period, Data Foundry shall invoice Customer for the customer space and power at a rate of [**]% of contracted cost.

1.6    Usage. Notwithstanding the foregoing, if it is determined by Data Foundry that the KVA Usage of a single Primary Feed is in excess of [**]% of such Primary Feed’s KVA Capacity, Data Foundry shall provide Customer written notice that it must reduce such usage below [**]% within [**] hours of receipt of such notice. If Customer does not reduce its usage within such [**] hour period, Data Foundry may suspend such service without notice to Customer and without waiving any of Customer’s liability to pay for such service.

2.	The Definitions Section of the Agreement is hereby amended to add or affirm the following definitions:
2.1     “Maximum KVA Usage” is the maximum allowed KVA Usage for the Primary Feeds.
2.2    “KVA Capacity” means the kilovolt-amps capacity of a given Primary Feed. The KVA Capacity of an individual Primary Feed is the voltage of the Primary Feed multiplied by its breaker size in amps. For example, a 120 volt circuit breakered at 20 amps has a KVA Capacity of 120 * 20 / 1000 = 2.4 kilovolt- amps. The total KVA Capacity of the Primary Feeds is set forth on the Power Confirmation Forms.
2.3     “KVA Usage” means the actual usage of a Primary Feed as expressed in kilovolt-amps. Such usage is determined by a measurement taken by Data Foundry from time to time, and is the voltage of the Primary Feed multiplied by the current draw on the Primary Feed by Customer at the time of the measurement. For example, if a 120 volt circuit is measured to be using 5.3 amps, the KVA Usage of the circuit is 120 * 5.3 / 1000 =.636 kilovolt-amps.

3.	The Non-Solicitation Section of the Agreement is hereby superseded and replaced in its entirety with a new Non-Solicitation which shall read as follows:
Non-Solicitation. During the term of this Agreement and continuing through the [**] of the termination or expiration of this Agreement, each party agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party or their affiliates. Data Foundry’s affiliates include, but are not limited to, Golden Frog, Giganews, and Powerhouse Management. The foregoing will not apply to individuals solicited as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual) or as a result of the use of a general solicitation (such as a newspaper advertisement or on radio or television) not specifically directed to employees of any other party.

4.
Except as herein modified and amended, all the terms and conditions of the Agreement shall remain in full force and effect, and the execution of this Amendment shall in no event be deemed to constitute a waiver of any right or claim of any of the Parties hereto under, or by virtue of, the Amendment.

5.
The Amendment may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. An electronically signed copy of an executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each Party to the terms hereof. However, each Party agrees to return to the other Party an original, duly executed counterpart of this Amendment promptly after delivery of an electronically signed copy thereof.

IN WITNESS WHEREOF, the Parties have entered into this Amendment and made it binding upon them as of the Effective Date.

DATA FOUNDRY, INC.	Hostgator.com LLC
Signature: /s/ Shane Menking	Signature: /s/ Kurt Littlefield
Print Name: Shane Menking	Print Name: Kurt Littlefield
Title: President	Title: SVP Customer Operations
Date: 10/15/2016	Date: 10/25/2016